UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
May 13, 2019
 Date of Report (date of earliest event reported)
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OpGen, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)
(240) 813-1260
(Registrant’s telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market
Common Stock Warrants (IPO)	OPGNW	The Nasdaq Capital Market

Item 8.01   Other Matters.

On May 13, 2019, OpGen, Inc. (the “Company”) filed a 510(k) submission with the U.S. Food and Drug Administration (FDA) for clearance for its Acuitas® AMR Gene Panel test for the detection of antimicrobial resistance genes in bacterial isolates. The Acuitas AMR Gene Panel is a new molecular test developed the Company and is designed to detect 47 antibiotic-resistance genes in less than three hours from bacterial isolates. The test is currently available for research use only (“RUO”).  The Company issued a press release announcing this first 510(k) submission on May 14, 2019.  The full text of such press release is filed as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 14, 2019, issued by OpGen, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.
Date: May 14, 2019	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer